Exhibit 77 C

Morgan Stanley Emerging Markets Domestic Debt Fund, Inc.
June 16, 2010

Director  For  Withheld
Frank L. Bowman  62,299,692 2,649,468
James F. Higgins 62,071,958 2,877,202
Manuel H. Johnson 62,302,764 2,646,396